Exhibit 99

PRESS RELEASE	July 24, 2007
FOR IMMEDIATE RELEASE
Yadkin Valley Financial Corporation Announces Second Quarter 2007 Diluted Earnings Per Share of $0.35, an Increase of 9.4% Over the Second Quarter 2006
Yadkin Valley Financial Corporation, (“the Company”) Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), reports earnings of $3.79 million for the quarter ended June 30, 2007, an increase of 10.7% as compared with earnings of $3.42 million for the same quarter of 2006. Diluted earnings per share (“EPS”) were $0.35 and $0.32 for the quarters ended June 30, 2007 and 2006, respectively, an increase of 9.4%. Return on equity (“ROE”) increased to 11.8% for the quarter ended June 30, 2007 from 11.5% for the quarter ended June 30, 2006, and return on tangible equity (“ROTE”) edged down slightly to 16.6% from 16.8% over the same periods. The narrowing between ROE and ROTE resulted from a decrease in intangible assets both in book value and as a percentage of total equity. Despite higher net income and diluted EPS in 2007, ROTE declined slightly because average tangible equity increased by $9.6 million.
Net income for the six months ended June 30, 2007 was $7.70 million, a 21.3% increase over the prior year. Year to date diluted earnings per share were $0.71 and $0.59, respectively, for June 30, 2007 and 2006, an increase of 20.3%. ROE increased to 12.2% for the first six months of 2007 from 10.8% a year ago, and ROTE increased to 17.2% in 2007 from 15.8% in 2006.
The increase in quarterly net income over the prior year was attributed primarily to an increase in noninterest income of $623,000, or 17.9%, a decrease in provision for loan losses of $350,000, or 63.6%, and an increase in net interest income of $96,000, or 0.9%. This additional income more than offset the increase of $778,000, or 9.8%, in noninterest expenses. The largest increases in noninterest income were in other service fees, which increased by $215,000 or 27.0%, and income from investment in bank owned life insurance (BOLI), which increased by $167,000 or 113.6%. The increase in other service fees is attributable primarily to commissions generated from mortgages originated in the branch network and from annuity sales by Main Street Investment Services, Inc. a subsidiary of the Bank. Fees generated from merchant credit card processing and from credit card user fees also contributed to the increase in other service fees. BOLI income increases were attributed to additional investment in BOLI in August 2006 and to the transfer of the existing BOLI to a higher yielding product in November 2006.
The Company reported total assets of $1.13 billion, an increase of $10.9 million, or 2.0% annualized, for the six-month period ended June 30, 2007. Deposits totaled $942.5 million, an increase of $34.7 million, or 7.7% annualized, during the first six months of 2007. The deposit growth was invested primarily in interest-bearing accounts and debt securities and was used to repay wholesale borrowings. Noninterest-bearing deposits grew to $156.8 million, an increase of $5.0 million or 6.6% annualized, since year end.
The net interest margin declined to 4.21% for the quarter ended June 30, 2007 from 4.32% for the first quarter and from 4.47% for the second quarter of 2006. Excluding the impact of net interest income from Sidus Financial LLC, the Bank’s mortgage lending subsidiary, the net interest margin for the second quarter of 2007 was 4.33% down only 8 basis points from the first quarter and 23 basis points from the second quarter of last year. The decline in margin from the first quarter can be attributed primarily to a shift in the mix of interest-bearing deposits with a heavier weighting of certificates of deposit (“CODs”) and an 8 basis point increase in the overall cost of funding CODs.
The business climate and demographics for the areas served by the Bank remain diverse and healthy. The Statesville-Mooresville area in Iredell County was named the top micropolitan area for business development for the third consecutive year in the March 2007 issue of Site Selection magazine. An investment banking firm’s recent projection based on census data for the Bank’s market area reported 2006 through 2011 population growth of 10.3% and household income growth of 15.3%. The nine county area served by the twenty-four full service branches stretches north and south about 60 miles along Interstate 77. East to west, primarily along US Highway 421 and North Carolina Highway 105, the branch network covers about 100 miles. Further geographic diversification is represented by the loan production office in Wilmington, North Carolina. Sidus Financial, LLC provides mortgage lending services throughout the southeastern and mid-atlantic states.
Commenting on the results, Bill Long, President and CEO, stated, “ It is important to note several events occurring during the second quarter:”
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“We opened out first branch in Forsyth County (Pfafftown) in April. The first loan production office for the bank was opened in Wilmington, also during April. The expenses incurred to operate these offices will be offset by production income as these offices mature.”

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“Credit quality remains strong even though our loan growth has slowed. Charge-offs net of recoveries are 0.01% for the year, down from 0.08% for the same period in 2006. Nonperforming loans as a percentage of total loans decreased by six basis points from 0.38% for the first six months of 2006 to 0.31% in 2007. Allowance coverage for nonperforming loans is a strong 4.27.”

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“Sidus continued their outstanding performance in the mortgage area. It appears that borrowers are rethinking their mortgage decisions and turning back to traditional lending because of confidence in their local bank.”

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“We had a significant change in our organizational structure during the second quarter. Steve Robinson was named EVP of the holding company and EVP & COO of the bank. Ed Marxen replaced Steve as the Regional President of the Piedmont Division. Julie Mason was named VP and Controller of the holding company.”

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“The operating efficiency ratio increased slightly over year end with our organizational moves. These changes are an investment that prepares us for a successful future with talented leadership and a sound management succession plan.”

-	“We announced our definitive agreement to purchase Cardinal State Bank which operates in the outstanding Durham and Orange County markets. Durham county was the number one county in North Carolina in 2006 for both loan and deposit growth. At each meeting with the Cardinal employees, I am impressed with their quality and work ethic. The merger process is moving along very smoothly, and we anticipate a mid-September 2007 closing and a mid-January 2008 system conversion. The Research Triangle offers us great opportunities for growth.”

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“Dr. Hal Stuart, an original board member of our bank, reached the mandatory retirement age and retired from the board after presiding over our May annual meeting. There is no way we can list the many contributions that Hal made to the success of our bank. His gentle way and wonderful vision will by missed by all of us.”

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“ Howe Barnes Hoefer & Arnett, Inc. initiated coverage on our company on July 11th with a ‘buy’ rating and a twelve month target price of $21.00 per share. After making investor presentations and contacts with investment banking firms, we are pleased to have three analysts covering our company. This coverage is an important step in making our stock more visible to the investment community as we share our story of a rich tradition and a promising future.”

Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-four branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation
     (Amounts in thousands except per share data)
     (unaudited)

	For the Three Months Ended June 30,
	2007	2006
Interest income	$18,647	$16,762
Interest expense	8,238	6,449

Net interest income	10,409	10,313
Provision for loan losses	200	550

Net interest income after provision for loan loss	10,209	9,763

Noninterest Income:
Service charges on deposit accounts	954	905
Other service fees	1,014	798
Net gain on sales of mortgage loans	1,645	1,519
Net gain on sales of investment securities	—	7
Income on investment in bank owned life insurance	314	147
Mortgage banking income	133	49
Other income	52	64

Total noninterest income	4,112	3,489

Noninterest Expense:
Salaries and employee benefits	4,989	4,559
Occupancy and equipment expense	988	916
Printing and supplies	139	132
Data processing	110	94
Amortization of core deposit intangible	197	207
Other expense	2,260	1,997

Total noninterest expense	8,683	7,905

Income before income taxes	5,638	5,347
Income taxes	1,852	1,927

Net income	$3,786	$3,420

Income per share:
Basic	$0.36	$0.32
Diluted	$0.35	$0.32

Average shares outstanding — basic	10,614	10,650
Average shares outstanding — diluted	10,792	10,788

	For the Six Months Ended June 30,
	2007	2006
Interest income	$36,623	$31,797
Interest expense	15,997	11,689

Net interest income	20,626	20,108
Provision for loan losses	500	1,115

Net interest income after provision for loan loss	20,126	18,993

Noninterest Income:
Service charges on deposit accounts	1,935	1,802
Other service fees	1,856	1,568
Net gain on sales of mortgage loans	3,056	2,684
Net gain on sales of investment securities	—	19
Income on investment in bank owned life insurance	530	292
Mortgage banking income	212	128
Other income	602	139

Total noninterest income	8,191	6,632

Noninterest Expense:
Salaries and employee benefits	9,828	9,124
Occupancy and equipment expense	2,002	1,871
Printing and supplies	283	294
Data processing	211	206
Amortization of core deposit intangible	395	415
Other expense	4,228	3,917

Total noninterest expense	16,947	15,827

Income before income taxes	11,370	9,798
Income taxes	3,671	3,450

Net income	$7,699	$6,348

Income per share:
Basic	$0.73	$0.60
Diluted	$0.71	$0.59

Average shares outstanding — basic	10,614	10,661
Average shares outstanding — diluted	10,798	10,801

	As of June 30,	As of December 31,
	2007	2006 *
Assets
Cash and due from banks	$24,584	$42,387
Federal funds sold and interest-bearing deposits	19,539	1,669
Securities available for sale	136,454	127,520
Gross loans held for investment	816,467	814,910
Allowance for loan losses	(11,276)	(10,829)
Loans held for sale	40,889	42,351
Accrued interest receivable	5,828	5,796
Premises and equipment, net	27,807	27,098
Federal Home Loan Bank stock	2,782	3,633
Investment in bank-owned life insurance	22,532	22,797
Goodwill	32,697	32,697
Core deposit intangible	4,643	5,038
Other assets	7,889	4,834

Total Assets	$1,130,835	$1,119,901

Liabilities and Stockholders’ Equity
Non-interest bearing deposits	$156,776	$151,812
NOW, savings, and money market	229,366	233,032
Time deposits over $100,000	243,922	228,554
Other time deposits	312,451	294,450
Borrowed funds	49,911	79,063
Accrued interest payable	3,379	2,975
Other liabilities	7,049	5,616

Total Liabilities	1,002,854	995,502
Stockholders’ equity	127,981	124,399

Total Liabilities and Stockholders’ Equity	$1,130,835	$1,119,901

Shares outstanding at end of period	10,608	10,611
* Note: Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2007	2007	2006	2006	2006
Per Share Data:
Basic Earnings per Share	$0.36	$0.37	$0.36	$0.34	$0.32
Diluted Earnings per Share	$0.35	$0.36	$0.35	$0.34	$0.32
Book Value per Share	$12.06	$11.97	$11.72	$11.46	$11.19
Tangible Book Value per Share	$8.54	$8.43	$8.17	$7.94	$7.66
Cash Dividends per Share	$0.13	$0.12	$0.12	$0.12	$0.12

Selected Performance Ratios:
Return on Average Assets (annualized)	1.36%	1.46%	1.39%	1.36%	1.30%
Return on Average Equity (annualized)	11.79%	12.53%	12.28%	12.10%	11.49%
Return on Tangible Equity (annualized)	16.63%	17.84%	17.67%	17.66%	16.79%
Net Interest Margin (annualized)	4.21%	4.32%	4.34%	4.43%	4.47%
Net Interest Spread (annualized)	3.50%	3.64%	3.71%	3.79%	3.91%
Noninterest Income as a % of Revenue	28.72%	29.14%	27.76%	28.47%	26.33%
Noninterest Income as a % of Average Assets	0.37%	0.38%	0.35%	0.37%	0.33%
Noninterest Expense as a % of Average Assets	0.78%	0.76%	0.74%	0.77%	0.75%
Net Noninterest income as a % of Average Assets	-0.41%	-0.39%	-0.39%	-0.40%	-0.42%
Efficiency Ratio	57.77%	55.19%	54.83%	55.35%	55.14%

Asset Quality:
Nonperforming Loans (000’s)	2,639	2,361	1,830	5,184	3,113
Nonperforming Assets(000’s)	3,317	3,220	2,404	5,311	3,482
Nonperforming Loans to Total Loans	0.31%	0.27%	0.21%	0.63%	0.38%
Nonperforming Assets to Total Assets	0.29%	0.28%	0.21%	0.49%	0.32%
Allowance for Loan Losses to Total Loans	1.32%	1.29%	1.26%	1.29%	1.25%
Allowance for Loan Losses to Nonperforming Loans	4.27	4.70	5.92	2.05	3.30
Net Charge-offs to Average Loans (annualized)	0.01%	0.02%	0.15%	0.09%	0.12%

Capital Ratios(1):
Equity to Total Assets	11.32%	11.19%	11.11%	11.11%	11.03%
Tangible Equity to Tangible Assets(2)	8.29%	8.13%	8.01%	7.97%	7.82%
Tier 1 leverage ratio	8.26%	8.36%	8.16%	8.18%	8.17%
Tier 1 risk-based ratio	9.48%	9.40%	9.20%	9.38%	9.36%
Total risk-based capital ratio	10.68%	10.59%	10.37%	10.57%	10.52%
(1) Capital ratios are for Yadkin Valley Bank and Trust Company.
(2) The tangible equity to tangible assets ratio is a non-GAAP measure that management feels may be useful to investors.

	For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2005
Selected Performance Ratios:
Return on Average Assets (annualized)	1.41%	1.24%	1.11%
Return on Average Equity (annualized)	12.16%	10.78%	9.41%
Return on Tangible Equity (annualized)	17.22%	15.82%	14.16%
Net Interest Margin	4.27%	4.51%	4.02%
Net Interest Spread	3.57%	3.99%	3.67%
Noninterest Income as a % of Revenue	28.93%	25.88%	28.09%
Noninterest Income as a % of Average Assets	0.74%	0.64%	0.64%
Noninterest Expense as a % of Average Assets	1.54%	1.54%	1.47%
Efficiency Ratio	57.78%	56.97%	59.68%

Asset Quality:
Net Charge-offs to Average Loans (annualized)	0.01%	0.08%	0.11%

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Three Months Ended:	June 30, 2007			June 30, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$9,828	$128	5.22%	$3,391	$39	4.61%
Interest bearing deposits	3,528	49	5.57%	1,589	12	3.03%
Investment securities (1)	134,138	1,683	5.03%	123,129	1,403	4.57%
Total loans (1,2)	859,217	16,953	7.91%	810,752	15,465	7.65%

Total average earning assets (1)	1,006,711	18,813	7.50%	938,861	16,919	7.23%

Noninterest earning assets	113,111			113,090

Total average assets	$1,119,822			$1,051,951

INTEREST BEARING LIABILITIES
NOW and money market	$187,481	$1,040	2.22%	$194,243	$916	1.89%
Savings	36,596	92	1.01%	39,910	100	1.01%
Time certificates	552,262	6,633	4.82%	457,160	4,570	4.01%

Total interest bearing deposits	776,339	7,765	4.01%	691,313	5,586	3.24%
Repurchase agreements sold	33,625	272	3.24%	31,143	222	2.86%
Borrowed funds	17,602	201	4.58%	57,495	641	4.47%

Total interest bearing liabilities	827,566	8,238	3.99%	779,951	6,449	3.32%

Noninterest bearing deposits	155,557			146,675
Stockholders’ equity	128,788			119,393
Other liabilities	7,911			5,932

Total average liabilities and stockholders’ equity	$1,119,822			$1,051,951

NET INTEREST INCOME/ YIELD (3,4)		$10,575	4.21%		$10,470	4.47%

INTEREST SPREAD (5)			3.50%			3.91%
1.
Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Six Months Ended:	June 30, 2007			June 30, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$6,137	$168	5.52%	$2,874	$65	4.56%
Interest bearing deposits	2,728	63	4.66%	2,399	51	4.29%
Investment securities (1)	132,036	3,322	5.07%	120,129	2,680	4.50%
Total loans (1,2)	849,781	33,399	7.93%	787,340	29,312	7.51%

Total average earning assets (1)	990,682	36,952	7.52%	912,742	32,108	7.09%

Noninterest earning assets	112,928			117,344

Total average assets	$1,103,610			$1,030,086

INTEREST BEARING LIABILITIES
NOW and money market	$187,481	$2,059	2.21%	$197,869	$1,815	1.85%
Savings	36,160	182	1.01%	40,294	200	1.00%
Time certificates	537,494	12,735	4.78%	441,535	8,492	3.88%

Total interest bearing deposits	761,135	14,976	3.97%	679,698	10,507	3.12%
Repurchase agreements sold	34,879	570	3.30%	30,091	421	2.82%
Borrowed funds	19,607	451	4.64%	51,778	762	2.97%

Total interest bearing liabilities	815,621	15,997	3.96%	761,567	11,690	3.10%

Noninterest bearing deposits	152,553			143,731
Stockholders’ equity	127,719			118,748
Other liabilities	7,717			6,040

Total average liabilities and stockholders’ equity	$1,103,610			$1,030,086

NET INTEREST INCOME/ YIELD (3,4)		$20,955	4.27%		$20,418	4.51%

INTEREST SPREAD (5)			3.57%			3.99%
1.
Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

For additional information contact:
     William A. Long, President and CEO
     Edwin E. Laws, CFO
     (336) 526-6312
Source: Yadkin Valley Financial Corporation